                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

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                                  F O R M  8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                         ------------------------------

                                  CARSON, INC.
             (Exact Name of Registrant as Specified in its Charter)

                         ------------------------------

       DELAWARE                                          06-142-8605
(State of Incorporation)                    (I.R.S. Employer Identification No.)

64 Ross Road, Savannah Industrial Park,                     31405
Savannah, Georgia                                         (zip code)
(Address of principal executive offices)

 If this Form relates to                   If this Form relates to the
 the registration of a                     registration of a class of debt
 class of debt securities                  securities and is to become
 and is effective upon                     effective simultaneously with the
 filing pursuant to                        effectiveness of a concurrent
 General Instruction                       registration statement under the
 A(c)(1) please check the                  Securities Act of 1933 pursuant to
 following box.  [ ]                       General Instruction A(c)(2) please
                                           check the following box.  [ ]

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class                        Name of Each Exchange on Which
to be so Registered                        Each Class is to be Registered
-------------------                        ------------------------------

Class A Common Stock, par value            New York Stock Exchange
$0.01 per share


Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                (Title of Class)

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ITEM 1. Description of Registrant's Securities to be Registered.
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        The information relating to the Registrant's Class A Common Stock required by Item 202 of Regulation S-K is hereby incorporated by reference to the information presented under the caption "Description of Capital Stock" in the prospectus (the "Prospectus"), to be filed with the Securities and Exchange Commission (the "SEC") pursuant to Rule 424(b) under the Securities Act of 1933, forming a part of the registration statement on Form S-1 (Registration No. 333-10191), filed with the SEC on August 15, 1996, as amended by Amendment No. 1 filed with the SEC on September 20, 1996 and Amendment No. 2 filed with the SEC on October 7, 1996 (as so amended, the "Form S-1"). The aforementioned description in the Prospectus is hereby incorporated by reference into this
Item 1.


ITEM 2.    Exhibits.
           ---------

  4.1 Amended and Restated Certificate of Incorporation of the Registrant/1/

  4.4      Restated Bylaws of the Registrant/2/

  5.1      Form of Stock Certificate of the Registrant/3/


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        /1/ Incorporated by reference to Exhibit 3.1 to the Form S-1.

        /2/ Incorporated by reference to Exhibit 3.2 to the Form S-1.

        /3/ Incorporated by reference to Exhibit 4 to the Form S-1.
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                                   SIGNATURES
                                   ----------

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                               CARSON, INC.
                               (Registrant)



Dated:  October 4, 1996        By: /s/ Bradford N. Creswell
                                  ----------------------------------------------
                                    Name:   Bradford N. Creswell
                                    Title:  Executive Vice President of Finance,
                                            Chief Financial Officer



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